UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2008

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

DETERMINATION OF 2007 CASH INCENTIVE COMPENSATION FOR EXECUTIVE OFFICERS

On March 3, 2008, the Compensation Committee (the "Committee") of the Board of Directors of CDI Corp. (the "Company" or "CDI") approved the following cash incentive compensation to executive officers of the Company with regard to 2007:

    Roger Ballou (President and Chief Executive Officer) - $768,750

    Mark Kerschner (Executive Vice President and Chief Financial Officer) - $268,803
    Cecilia Venglarik (Senior Vice President-Human Resources) - $189,420
    Joseph Seiders (Senior Vice President and General Counsel) - $165,476

2008 CASH INCENTIVE COMPENSATION PROGRAM FOR EXECUTIVE OFFICERS

On March 3, 2008, the Committee approved the 2008 cash incentive compensation program and the target level of cash incentive compensation for each of the Company's executive officers. The 2008 target cash incentive compensation, which would be payable if 100% of the goals are met, are:

    Roger Ballou - $600,000 (80% of his base salary for 2008)

    Mark Kerschner - $167,500 (50% of his base salary)
    Cecilia Venglarik - $117,000 (45% of her base salary)
    Joseph Seiders - $132,300 (45% of his base salary)

The CEO's 2008 cash incentive compensation will be based: (a) 40% on CDI's return on net assets (RONA) in 2008, (b) 20% on CDI's revenue in 2008, (c) 10% on CDI's acquisitions during 2008 (if any), and (d) 30% on the achievement of individual objectives for the CEO. For the other executive officers, the cash incentive compensation will be based: (a) 35% on CDI's RONA in 2008, (b) 15% on CDI's revenue in 2008, (c) 20% on meeting the budget for the executive's department, and (d) 30% on the achievement of individual objectives established for each executive. For parts (a), (b) and (c) above, payout scales were established, providing for a threshold level of performance (below which no cash incentive compensation would be earned), a target level of performance (at which the target cash incentive compensation amount would be earned), and a cap (the maximum level of performance, above which no additional cash incentive compensation could be earned). The maximum payout with respect to parts (a), (b) and (c) is 200% of the target (however, in accordance with the CEO's employment agreement, his overall cash incentive compensation payout is limited to 120% of his base salary). In order for an executive to earn in excess of his target cash incentive compensation with respect to part (a), CDI must meet or exceed its net income goal. The maximum payout with respect to part (d) is 100% of the target level for that component.

2008 GRANTS OF PERFORMANCE-CONTINGENT DEFERRED STOCK ("PCDS")

On March 3, 2008, the Committee approved the following awards of PCDS:

    Mark Kerschner - 5,000 shares

    Cecilia Venglarik - 2,500 shares
    Joseph Seiders - 2,500 shares

The PCDS awards entitle each recipient to receive all or a portion of the specified number of shares of CDI stock based on CDI's achievement of established levels of RONA in 2008. The principal change in the PCDS program from 2007 to 2008 is that executives will have the opportunity to earn shares of CDI stock in an amount up to 200% of their PCDS awards if the Company's 2008 RONA target is exceeded. However, amounts in excess of 100% can only be earned if CDI's 2008 net income goal is met or exceeded.

Any shares of CDI stock earned by an executive in connection with the Company's 2008 performance will vest one-half in March 2009 and one-half in March 2010.

AWARD OF PERFORMANCE-BASED RESTRICTED STOCK TO THE CEO

Under his employment agreement, Roger Ballou is entitled to receive up to 15,000 shares of restricted stock in 2008 based on his achievement of the 2007 performance goals established by the Committee. Since he exceeded his 2007 goal (which was based on CDI's RONA), the Committee decided on March 3, 2008 to award Mr. Ballou 15,000 shares of restricted stock. Those shares vest one-half on December 31, 2008 and one-half on December 31, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: March 07, 2008	By:	/s/ Cecilia J. Venglarik
Cecilia J. Venglarik
Senior Vice President - Human Resources